As filed with the Securities and Exchange Commission on December 21, 2018.

Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVIDEA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	31-1080091
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017

(Address of Registrant's principal executive offices)

NAVIDEA BIOPHARMACEUTICALS, INC.

2014 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Jed A. Latkin

Chief Executive Officer, Chief Operating Officer & Chief Financial Officer

Navidea Biopharmaceuticals, Inc.

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017

(614) 793-7500

(Name, address and telephone number of agent for service)

Copies of Correspondence to:

Faith L. Charles, Esq.

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, New York 10017-4611

(212) 344-5680

Faith.Charles@thompsonhine.com

Indicate by check mark whether the registrant is a large accelerated filer, accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	10,000,000(1)	$0.15(2)	$1,500,000.00	$181.80(2)

(1)

This Registration Statement covers, in addition to the number of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.001 per share (the “Shares”), stated above, options and other rights to purchase or acquire the Shares covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) as a result of one or more adjustments under 2014 Plan to prevent dilution resulting from one or more stock splits, share dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Company’s Common stock on December 17, 2018, as quoted on the NYSE American.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan. These securities are being registered in addition to the securities previously registered for issuance on the Company’s registration statement on Form S-8 (File No. 333-198716) concerning the Plan filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 12, 2014 (the “2014 Registration Statement”). In accordance with General Instruction E to Form S-8, the contents of the 2014 Registration Statement (including all attachments and exhibits thereto), are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Company incorporates by reference the following documents that the Company has previously filed with the Commission:

1.	Registration Statement on Form S-8 dated September 12, 2014 (filed September 12, 2014) (Commission File No. 333-198716).

2.

Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2017 (filed March 15, 2018) (Commission File No. 001-35076) (except for the Report of Independent Registered Public Accounting Firm – BDO USA, LLP (“BDO”), dated March 23, 2016, set forth on page F-3 of the Form 10-K, and the consolidated statements of operations, comprehensive income (loss), stockholders’ deficit, and cash flows of the Company for the year ended December 31, 2015, which were audited by BDO, and as the same may have been incorporated by reference into Item 8 of the Form 10-K, because the Company has determined that it currently qualifies as a smaller reporting company under the Securities Exchange Act of 1934, as amended, and is therefore no longer required to provide such information relating to its 2015 fiscal year in its Form 10-K).

3.

Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 (filed May 9, 2018), June 30, 2018 (filed August 8, 2018), and September 30, 2018 (filed November 9, 2018) (each, Commission File No. 001-35076).

4.

Current Reports on Form 8-K dated February 17, 2018 (filed February 23, 2018); dated March 5, 2018 (filed March 8, 2018) (with respect to Item 5.02 only); dated March 28, 2018 (filed April 2, 2018); dated April 2, 2018 (filed April 4, 2018); dated August 14, 2018 (filed August 15, 2018); dated August 14, 2018 (filed August 16, 2018); dated August 16, 2018 (filed August 16, 2018); dated August 16, 2018 (filed August 21, 2018); dated September 13, 2018 (filed September 17, 2018); dated October 1, 2018 (filed October 5, 2018); dated October 5, 2018 (filed October 9, 2018); dated October 25, 2018 (filed October 30, 2018); dated October 30, 2018 (filed November 2, 2018); dated November 21, 2018 (filed November 28, 2018); and dated November 26, 2018 (filed November 30, 2018) (each, Commission File No. 001-35076); and excepting all such current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary.

5.	Proxy Statement, dated July 9, 2018 (filed July 9, 2018), as amended or supplemented from time to time.

6.

The description of the Company’s common stock which is contained in the Company’s Form 8-A filed with the Commission on February 8, 2011 (Commission File No. 001-35076) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description

5.1	Opinion of Thompson Hine LLP regarding legality.

10.1	Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan (as amended and restated as of August 16, 2018).

23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1).

23.2	Consent of Marcum LLP.

24.1	Powers of Attorney (included in this Registration Statement under “Signatures”).

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on December 21, 2018.

NAVIDEA BIOPHARMACEUTICALS, INC.

/s/ Jed A. Latkin
Chief Executive Officer, Chief Operating Officer & Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jed A. Latkin and Erika Gibson, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jed A. Latkin	Chief Executive Officer, Chief Operating Officer & Chief Financial Officer and Director (principal financial, executive, and accounting officer)	December 21, 2018
Jed A. Latkin

/s/ Y. Michael Rice	Chairman of the Board of Directors	December 21, 2018
Y. Michael Rice

/s/ Claudine Bruck	Director	December 21, 2018
Claudine Bruck, Ph.D.

/s/ Adam D. Cutler	Director	December 21, 2018
Adam D. Cutler

/s/ S. Kathryn Rouan	Director	December 21, 2018
S. Kathryn Rouan, Ph.D.